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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 1, 2005

                                ROYAL GOLD, INC.
             (Exact name of registrant as specified in its charter)

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
          Delaware                      001-13357                 84-0835164
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)
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
1660 Wynkoop Street, Suite 1000, Denver, CO                           80202-1132
  (Address of principal executive offices)                            (Zip Code)
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         Registrant's telephone number, including area code 303-573-1660

    ________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 1, 2005, Royal Gold finalized a funding agreement with Somita SA ("Somita"), a 90%-owned subsidiary of High River Gold Mines, Ltd. ("High River") (TSX:HRG), to provide a total of $35 million, subject to certain conditions, over the next year, for the construction and development of High River's Taparko open pit gold project (the "Project"), located in Burkina Faso, West Africa. This funding agreement follows the signing of a term-sheet agreement dated October 18, 2005.

     In exchange for the $35 million in funding, Royal Gold will receive two concurrent production payments, a tail royalty and a milling royalty. The first production payment is fixed at 15.0% of produced ounces (equivalent to a 15.0% gross smelter return royalty). The second production payment (also equivalent to a gross smelter return royalty) is set at a 4.3% fixed percentage rate of the produced ounces when the average monthly gold price falls between $385 and $430 per ounce, or a sliding-scale at a calculated percentage rate, when the average monthly gold price falls outside of this range. The calculated percentage rate is determined by dividing the average monthly gold price by 100 for gold prices above $430 per ounce, not to exceed 10.0% (e.g., a $450 per ounce gold price results in a rate of 450/100 = 4.5%), or dividing the average monthly gold price by 90 for gold prices below $385 per ounce (e.g., a $360 per ounce gold rate results in a rate of 360/90 = 4.0%). Both production payments continue until the earlier of the production of 804,420 ounces or payments totaling $35 million under the fixed 15.0% production payment.

     The tail royalty, which is a 2.0% gross smelter return royalty, is applicable to gold production from defined portions of the Taparko-Bouroum Project area. The milling royalty is a 0.75% gross smelter return royalty on ore that is mined outside of the defined area of the Taparko-Bouroum Project and that is processed through the Taparko processing facilities to a maximum of 1.1 million tons (1.0 million tonnes) per year. Both of these royalties commence once the two concurrent production payments have ceased.

     As part of the $35 million funding, an initial payment of $6.4 million was made to Somita on December 1, 2005. Subsequent funding of the Project is contingent upon Somita's satisfaction of certain requirements. If the requirements for future funding are not met by February 28, 2006, (the subject date can be extended under certain circumstances) then Somita will be obligated to repay the initial payment to Royal Gold with interest.

     High River, headquartered in Toronto, Canada, is an emerging mid-tier gold producer with quality exploration and development properties in Russia and West Africa.

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ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     The disclosure provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     The material agreements relating to the High River transaction will be filed with the Company's next report on Form 10-Q.

(d) Exhibits

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
Exhibit 99.1 Press Release dated December 5, 2005, titled Royal Gold Completes Transaction with High River Gold for its Taparko Project.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Royal Gold, Inc.
                                        (Registrant)


                                        By: /s/ Karen Gross
                                            ------------------------------------
                                        Name: Karen Gross
                                        Title: Vice President & Corporate
                                               Secretary

Dated: December 8, 2005

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                                  EXHIBIT INDEX

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
EXHIBIT NO.                               DESCRIPTION
------------                              -----------
Exhibit 99.1 Press Release dated December 5, 2005, titled Royal Gold Completes Transaction with High River Gold for its Taparko Project.
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